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SED INTERNATIONAL HOLDINGS ELECTS AN INDEPENDENT DIRECTOR AS NEW
BOARD CHAIRMAN AND ANNOUNCES RESULTS OF THE 2009 ANNUAL MEETING
OF SHAREHOLDERS

Samuel A. Kidston Elected as Chairman of the Board

TUCKER, GA – (PR NEWSWIRE) –December 17, 2009 – SED International Holdings, Inc. (OTCBB: SECX), a multinational supply chain management provider and distributor of leading computer technology, wireless communications, consumer electronics and small appliances, today announced that at the 2009 Annual Meeting of Shareholders held on December 15, 2009, the shareholders:

  elected Stephen Greenspan and Joseph Segal as directors;

  approved the 2009 Incentive Compensation Plan; and

  approved the appointment, on an advisory basis, of JH Cohn LLP as its independent accountants for fiscal 2010.

In addition, at the annual meeting of the Board of Directors following the shareholders’ meeting, the Board unanimously elected Samuel A. Kidston as Chairman of the Board. Mr. Kidston is a Chartered Financial Analyst and has been an independent member of SED’s board since December 2008, serving on both of its Audit and Compensation Committees. He is the founder and Chief Investment Officer of North & Webster, LLC, an investment management and advisory firm and sits on the board of Sport-Haley, Inc. (Pink Sheets: SPOR).

“Sam’s election as Chairman of the Board is a further indication of our commitment to provide our shareholders with a greater voice in corporate matters and ensure tighter alignment of corporate and shareholder interests. I look forward to working with him and our Board in continuing to improve our operating results,” said Jonathan Elster, President and Chief Executive Officer of SED.

ABOUT SED INTERNATIONAL HOLDINGS, INC.

Founded in 1980, SED International Holdings, Inc. is a multinational, preferred distributor of leading computer technology, wireless communications, consumer electronics and small appliances. The Company also offers custom-tailored supply chain management services ideally suited to meet the priorities and distribution requirements of the e-commerce, Business-to-Business and Business-to-Consumer markets. Headquartered near Atlanta, Georgia with business operations in California; Florida; Georgia; Texas; Bogota, Colombia and Buenos Aires, Argentina, SED serves a customer base of over 10,000 channel partners and retailers in the U.S. and Latin America. To learn more, please visit www.SEDonline.com; or follow us on Twitter@SEDIntl.

Statements made in this Press Release that are not historical or current facts are "forward-looking statements.” These statements often can be identified by the use of terms such as "may," "will," "expect," "believes," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in foreign countries and failure to capitalize upon access to new markets. The Company disclaims any obligation to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. These factors and others are discussed in the "Management's Discussion and Analysis" section of the Company's Report on Form 10-K for the fiscal year ended June 30, 2009 and Form 10-Q for the quarterly reporting period ended September 30, 2009.